AMENDED AND RESTATED
BYLAWS OF
ICU MEDICAL, INC.
______________________

AS AMENDED AND RESTATED MAY 15, 2026

ARTICLE I

Offices

Section 1.1 Registered Office. The registered office shall be established and maintained with Corporation Trust Company, Corporation Trusts Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The Corporation Trust Company shall be the registered agent of this corporation in charge thereof.

Section 1.2 Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and for such other business as may lawfully come before it at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 2.2 Special Meetings.

(a) Unless otherwise required by law or the corporation’s Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time, special meetings of the stockholders, other than those required by statute, may be called only by (i) the Board of Directors, (ii) the Chairperson of the Board of Directors, (iii) the President of the corporation or (iv) the Secretary of the corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders, in accordance with, and subject to, this Section 2.2 of Article II from stockholders of record who hold, in the aggregate, at least 25% of the combined voting power of all outstanding voting securities of the corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.2 of Article II, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 2.11 of Article II.

(b) No stockholder may demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to this Section 2.2 of Article II unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.

(c) To be in proper form for purposes of this Section 2.2 of Article II, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

(1) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.10(c)(ii) of Article II, except that for purposes of this Section 2.2 of Article II, the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c) of Article II);

(2) As to each Requesting Person, any Disclosable Interests (as defined in Section 2.10(c)(iii) of Article II except that for purposes of this Section 2.2 of Article II the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c) of Article II; and the disclosure in Section 2.10(c)(i) of Article II shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(3) As to each item of business that the Requesting Person proposes to bring before the special meeting, (i) a brief description of the business desired to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements, discussions and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of capital stock of the corporation (including their names) in connection with the proposal of such business by such stockholder, and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided, however, that the disclosures required by this paragraph (3) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(4) If directors are proposed to be elected at the special meeting, the nominee information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting as set forth in Section 2.11 of Article II.

For purposes of this Section 2.2 of Article II, the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate of such stockholder or beneficial owner.

(d) The Board of Directors may request that any Requesting Person furnish such additional information as may be reasonably required by the Board of Directors. Such Requesting Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.2 of Article II from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.2 of Article II to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in this Section 2.2 of Article II.

(f) Without qualification, a special meeting of the stockholders shall not be called pursuant to this Section 2.2 of Article II unless stockholders of record as of the Demand Record Date who hold, in aggregate, at least 25% percent of the voting power of the outstanding shares of capital stock of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only stockholders of record on the

Demand Record Date shall be entitled to demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to this Section 2.2 of Article II. To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.2 of Article II, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)) the information required to be provided pursuant to this Section 2.2 of Article II of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the corporation at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(g) The Secretary of the corporation shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.2 of Article II, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty‑first (61st) day after such previous record date and ending on the one‑year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(h) After receipt of demands in proper form and in accordance with this Section 2.2 of Article II from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such special meeting. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.3 of this Article II.

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.2 of Article II except in accordance with this Section 2.2 of Article II. If the Board of Directors shall determine that any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.2 of Article II, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.2 of Article II, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. Furthermore, if none of the Requesting Persons appear or send a duly authorized agent to present the business to be presented for consideration specified in their special meeting request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation. In addition to the requirements of this Section 2.2 of Article II, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting.

Section 2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, the purpose or purposes for which the meeting is called; the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except that where the matter to be acted on is a merger or consolidation of the corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at this or her address as it appears on the records of the corporation. If the Board of Directors fixes a date for determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

Section 2.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need to be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Section 2.5 Quorum. At each meeting of stockholders except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of the meeting from time to time in the manner provided in Section 2.4 stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6 Organization. Meetings of stockholders shall be presided over by an officer of the corporation designated by the Board of Directors to serve as the chairperson of the meeting. The Secretary of the corporation shall act as secretary of the meeting, unless the chairperson of the meeting appoints any other person to act as secretary of the meeting.

Section 2.7 Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws (including without limitation Section 8.6 of these Bylaws), be decided by the vote of the holders of a majority of the votes cast on the matter affirmatively or negatively. For purposes of these Bylaws, a share present at the meeting but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal, shall be counted as present for purpose of establishing a quorum but shall not be counted as a vote cast for or against the proposal.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 2.8 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote on the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The stock ledger, the list of stockholders referred to in this Section or the books of the corporation, or to vote in person or by proxy it any meeting of stockholders.

Section 2.10 Business Conducted at Meetings of Stockholders; Stockholder Proposals.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before any annual meeting of stockholders, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the annual meeting by or at the direction of the Board of Directors or the Chairperson of the Board or (iii) otherwise properly brought before the annual meeting by a stockholder present in person who (A) (1) was a record owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.10 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.2, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.10, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.11 and this Section 2.10 shall not be applicable to nominations except as expressly provided in Section 2.11.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide (i) Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a stockholder’s notice must be delivered to, or mailed and received, at the corporation’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(i) As to each item of business the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person (as defined below), (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (i) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(ii) As to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); (B) the class or series and number of shares of the corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the date or dates such shares were acquired; (D) the investment intent of such acquisition and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”);

(iii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (i) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, (ii) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (iii) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.10, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) This Section 2.10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.10 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.11 Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the corporation both at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.11 as to such notice and nomination. For purposes of this Section 2.11, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)(i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.10) thereof in writing and in proper form to the Secretary of the corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.10) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in Section 2.11(b)(ii) or (C) the tenth day following the date of public disclosure (as defined in Section 2.10) of such increase.

(c) To be in proper form for purposes of this Section 2.11, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.10(c)(ii), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(ii));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.10(c)(iii), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(c)(iii) and the disclosure with respect to the business to be brought before the meeting in Section 2.10(c)(iii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.10(c)(iii)(G), the Nominating Person’s notice for purposes of this Section 2.11 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, (C) a completed and signed written questionnaire (in the form provided by the corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (D) a written representation and agreement (in the form provided by the corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the corporation, (3) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

For purposes of this Section 2.11, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the corporation or to comply with the director qualification standards and additional selection criteria in accordance with the corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (or any other office specified by the corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(f) A stockholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 2.11, as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 2.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(g) In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(h) No candidate nominated pursuant to Section 2.11(a)(ii) shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.11, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.11, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(i) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination nominated pursuant to Section 2.11(a)(ii) shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with this Section 2.11.

ARTICLE III

Board of Directors

Section 3.1 General Powers. The property, affairs and business of the corporation shall be managed under the direction of its Board of Directors, which may exercise all of the owners of the corporation, except such as are by law or by the Certificate of Incorporation or by these Bylaws expressly conferred upon or reserved to the stockholders.

Section 3.2 Number and Term of Office Removal. The number of directors of the corporation shall be fixed from time to time as determined by resolution of the Board of Directors, but in no event shall the number of directors be less than three.

Section 3.3 Election of Directors.

(a) At each meeting of the stockholders for the election of director, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

(b) In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in Section 2.11 shall be eligible for election as directors.

Section 3.4 Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Director or by the stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until expiration of the term for which he or she was elected and until his successor shall have been elected and shall have qualified. A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his successor shall have been elected and shall have qualified. The provisions of this Section 3.4 shall not apply to directors governed by Section 3.12 of this ARTICLE III.

Section 3.5 Resignations. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

In addition, in an uncontested election of directors of the corporation, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating/Corporate Governance Committee of the Board of Directors (the “Committee”). As used in this Section 3.5, an “uncontested election of directors of the corporation” is an election in which the only nominees are persons nominated by the Board of Directors.

The Committee shall consider such tendered resignation and, within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board of Directors, the Committee shall consider all factors deemed relevant by the members of the Committee.

The Committee also shall consider a range of possible alternatives concerning the director's tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the “withheld” votes.

The Board of Directors shall take formal action on the Committee's recommendation no later than 90 days following the certification of the stockholder vote. In considering the Committee’s recommendation, the Board of Directors shall consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board of Directors deems relevant.

Following the Board of Directors’ decision on the Committee’s recommendation, the corporation, within four business days after such decision is made, shall publicly disclose, in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Board of Directors’ decision, together with an explanation of the process by which the decision was made and, if applicable, the Board of Directors’ reason or reasons for its decision.

No director who, in accordance with this Section 3.5, is required to tender his or her resignation shall participate in the Committee’s deliberations or recommendation, or in the Board of Directors’ deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Committee received a greater number of votes “withheld” from their election than votes “for” their election, then the independent directors then serving on the Board of Directors who received a greater number of votes “for” their election than votes “withheld” from their election, and the directors, if any, who were not standing for election, shall appoint an ad hoc committee of the Board of Directors from among themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board of Directors with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Committee and perform the Committee's duties for purposes of this Section 5.3. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created, but fewer than three directors would be eligible to serve on it, the entire Board of Directors (other than those directors whose resignations are being considered) shall make the determination to accept or reject the tendered resignation without any recommendation from the Committee and without the creation of an Ad Hoc Committee.

Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.7 Special Meetings; Notice. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board, if any, by the President or by a majority of the total number of directors constituting the Board of Directors. Two days’ notice of special meeting shall be given by the person or persons calling the meeting. Notice may be given in writing by mail, telegram, telex, facsimile or personal delivery, or orally in person or by telephone.

Section 3.8 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of directors, may participate in a meeting of such Board of committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Section 3.9 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except in cases in which the Certificate of Incorporation or these Bylaws require the vote of a greater number.

Section 3.10 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Director or committee.

Section 3.12 Directors Elected by Special Class or Series. To the extent that any holder of any class or series of stock other than Common Stock issued by the corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes otherwise provided for in the Certificate of Incorporation. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Certificate of Incorporation of this corporation.

ARTICLE IV

Committees

Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designated one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock.

Section 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rule each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to ARTICLE III of these Bylaws.

ARTICLE V

Officers

Section 5.1 Executive Officers; Election; Qualification; Term of Office; Removal; Vacancies. The Board of Directors shall choose a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determine from time to time by the Board of Directors.

Section 5.3 Chairperson. The Chairperson of the Board of Directors, if there be one, shall preside at all meetings of the stockholders, if present thereat, and shall preside at all meetings of the Board of Directors, if present thereat, and he or she shall have and perform, such other duties as from time to time may be assigned to him or her by the Board of Directors. If there is no President, the Chairperson of the Board of Directors shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.4.

Section 5.4 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson of the Board of Directors, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have the general powers and duties of supervision and management as generally pertain to the office of chief executive and as are usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and the officers of the corporation. The President shall have and perform such other powers and duties as may be assigned to him or her by the Board of Directors or the Chairperson.

Section 5.5 Vice President. Each Vice President shall have such powers and shall have and perform such duties as shall be assigned to him or her by the Board of Directors. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of , and be subject to all the restrictions upon the President.

Section 5.6 Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation and have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the corporation. He or she shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transaction as Treasurer and of the financial condition of the corporation and shall have and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.7 Secretary. The Secretary shall give, or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws. He or she shall record, or cause to be recorded, minutes of the meetings of the stockholders, the Board of directors and committees of the Board of Directors in minute books to be kept by him or her for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors. He or she shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register or duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificate issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. He or she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

Section 5.8 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE VI

Stock

Section 6.1 Certificates. every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by or in the name of the corporation by the Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock transferred books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

Section 6.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost , stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged lost, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

Indemnification of Directors and Officers

Section 7.1 Right Indemnification. The corporation (a) shall indemnify and hold harmless each person who was or is a party to or involved in, or who was or is threatened to be made a party to or involved in any action, suite, or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was serving at the request of the corporation as a director, officer, or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or an agent, to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability, loss (including attorneys’ fees, judgments fines, ERISA excise taxes, or penalties), amounts paid or to be paid in settlement and amounts expended in seeing indemnification granted to such person under applicable law, these Bylaws or any agreement with the corporation reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit or his or her heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 of this ARTICLE VII, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation shall pay to any person having a right indemnification under this Section 7.1 and may pay to any person who may be indemnified under this Section 7.1 expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 7.2 Right to Sue. The right of any person having a right to indemnification under Section 7.1 of this ARTICLE VII shall be a contract right. If a claim for indemnification by a person having a right to indemnification under Section 7.1 is not paid in full by the corporation within twenty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for such expenses incurred in defending any proceeding in advance to its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the corporation (including its board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 7.3 Not-Exclusivity of Rights. The rights conferred on any person in Section 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholder or disinterested directors, or otherwise.

Section 7.4 Insurance. The corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.5 Effect of Amendment. Any amendment, repeal or modification of any provision of this ARTICLE VII which reduces or eliminates the rights of any director, officer, employee or agent under this ARTICLE VII shall apply only to acts, omissions events or occurrences that take place after the effectiveness of such amendment, repeal or modification, regardless of when any action, suit or proceeding is commenced, and shall not affect the rights of any director, officer, employee or agent with respect to acts, omissions, events or occurrences that take place prior to the effectiveness of such amendment, repeal or modification.

ARTICLE VIII

Miscellaneous

Section 8.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 8.2 Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver or notice.

Section 8.4 Interested Directors. Any director or officer individually, or any partnership of which any director officer may be a member, or any corporation or association of which any director or officer may be an officer, director, trustee, employee or stockholder, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated. Any director of the corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporate or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contraction or transaction, with like force and effect as if he or she were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member or a partnership so interested; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee or employee is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. This paragraph shall not be construed to invalidate any such contract or transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 8.5 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so covert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend, alter, change, rescind and repeal the bylaws of the corporation in whole or in part. Except where the Certificate of Incorporation of the corporation requires a higher vote, the bylaws of the corporation may also be adopted, amended, altered, changed, rescind or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of the corporation of outstanding and entitled to vote thereon.

ARTICLE IX

Forum Selection

Section 9.1 Unless the corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the corporation to the corporation or to the corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Section 9.1, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to this Section 9.1. This provision is intended to benefit and may be enforced by the corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.